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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

July 19, 2002	July 5, 2002
Date of Report	(Date of earliest event reported)

Maxwell Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-10964	95-2390133
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9244 Balboa Avenue, San Diego, California		92123
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code    (858) 279-5100

Not applicable
(Former name or former address, if changed since last report.)

Item 2.    Acquisition of Assets.

        (a)  On July 5, 2002, we completed the acquisition of Montena Components, Ltd., a Swiss corporation with its principal facility in Rossens, Switzerland ("Components"). In the transaction, we acquired all of the outstanding shares of capital stock of Components from its parent company, Montena SA, a Swiss corporation ("Montena"), in exchange for (i) 2,250,000 shares of Maxwell common stock issued directly to Montena and (ii) an additional 300,000 shares of Maxwell common stock held by us as collateral for a $3 million loan to Montena. The purpose of such loan was to assist Montena in acquiring the minority of Components' outstanding stock not already owned by Montena and facilitating our acquisition of all outstanding shares of Components' stock. Following the effective date of a resale registration statement, Montena has agreed to sell up to 300,000 shares and repay the loan. In addition, we agreed to the contingent issuance of additional shares to Montena if the average closing price of Maxwell stock for the 30 trading days ending on September 1, 2003 is less than $9 per share. In such event, and subject to the condition that Components has achieved sales of at least $20 million during the twelve months ending June 30, 2003, we will issue additional shares to Montena equal in aggregate value to the difference between $9 per share and said 30 day average, multiplied by the number of shares of Maxwell stock then held by Montena that were received in the acquisition. In no event, however, will we be obligated in this contingent issuance to issue more than an additional 500,000 shares of common stock.

        (b)  Components is a manufacturer of ultracapacitors, high-voltage capacitors and high-speed capacitor and battery winding equipment. We intend to continue to apply the assets and operations of Components to such use.

Item 5.    Other Events.

Business Profile

        We have refined the business composition and focus of Maxwell by placing greater emphasis on ultracapacitors through the acquisition of Montena Components, Ltd., a Swiss manufacturer and marketer of ultracapacitors, high voltage capacitors and high speed capacitor and battery winding equipment. We also have restructured our I-Bus/Phoenix power and computing systems business to reduce costs significantly and to focus on a more limited set of products and customers.

        Acquisition of Montena.    The acquisition of Montena Components described in Item 2 above enhances Maxwell's ultracapacitor product development and production capabilities and gives the combined company a strong position in the European rail, industrial and automotive markets. With high volume manufacturing facilities in the United States and Europe, and worldwide marketing and distribution networks, we can satisfy large original equipment manufacturers' (OEMs') requirements for multi-location production and local sourcing.

        We believe that the timing of this acquisition will be beneficial as we expect in 2003 the beginning of significant ultracapacitor production for transportation, industrial and consumer electronic applications. We believe that expansion and modernization of rail transit systems and electrification of many motor vehicle systems are creating significant new energy storage requirements, including:

  •
  Enhanced 12- and 42-volt automotive electrical systems to power luxury and safety features and provide a platform for conversion of mechanical functions, such as steering, braking and air conditioning to more efficient all-electric systems.

  •
  Hybrid electric bus, truck and auto power trains that reduce fuel consumption and emissions by using electric power to assist acceleration and recapturing and reusing energy from braking.

  •
  Electric rail transit systems that reduce energy consumption by recapturing and reusing braking energy.

  •
  Capacitive starting for heavy diesel engines in trucks and locomotives.

  •
  Lower-maintenance, solid state alternative to batteries for short-term bridging in uninterruptible power supply (UPS) systems.

  •
  Peak load buffering to increase efficiency and reduce the size and cost of stationary energy systems such as fuel cells.

        Restructure of I-Bus/Phoenix Power and Computing Systems Business.    In the second quarter of 2002, we restructured our power and computing systems business to focus on producing high-value solutions based on proprietary building blocks for a relatively small number of large OEM customers rather than continuing to support dozens of platforms for hundreds of smaller customers. Our strategy is to leverage the convergence of power and computing technologies by providing solutions that guarantee data and power availability to larger systems or networks. Our solutions will:

  •
  Integrate high-availability computing hardware, software and power enabling technologies in a single rack or box to deliver solutions that exceed the industry's current "five-nines" high availability standard;

  •
  Incorporate proprietary hybrid switch architecture that enables OEMs to migrate to new, high-performance point-to-point platforms while preserving the ability to access data stored in legacy systems; and

  •
  Focus on OEMs' power quality and reliability needs and apply Maxwell's ultracapacitor technology as part of proprietary power solutions.

        As part of this restructure, we have consolidated facilities and streamlined operations in the U.S. and Europe to significantly reduce expenses and better position the business for long-term growth and profitability. Restructuring related charges totaling $0.8 million for severance and facility closures and $3.0 million for inventory reserves were recorded in the second quarter ended June 30, 2002 and approximately $0.4 million of additional charges will be recorded in the third quarter ending September 30.

        This report contains forward-looking statements that are subject to risks and uncertainties. These include development and acceptance of products based on new technologies, demand for original equipment manufacturers' products reaching anticipated levels, general economic conditions in the markets served by our products, cost-effective manufacturing of new products, the impact of competitive products and pricing and risks and uncertainties involved in foreign operations. These and other risks are detailed from time-to-time in our reports to the Securities and Exchange Commission, including the report on Form 10-K for the fiscal year ended December 31, 2001. Actual results may differ materially from those projected. These forward-looking statements represent our judgment as of the date of this report. We disclaim any intent or obligation to update these forward-looking statements.

Item 7.    Financial Statements and Exhibits.

        (a)  Financial Statements of Businesses Acquired.

        As of the date of this Report, it is impractical for us to provide the required audited financial information. We will file the required audited financial information under cover of Form 8-K/A as soon as practicable, but not later than September 18, 2002.

        (b)  Pro Forma Financial Information.

        As of the date of this Report, it is impractical for us to provide the required pro forma financial information. We will file the required pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than September 18, 2002

        (c)  Exhibits.

  2.1
  Stock Purchase and Barter Agreement, dated May 30, 2002, between Maxwell Technologies, Inc. and Montena SA, and Amendment Number One thereto dated June 28, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.
Date	July 19, 2002	By	/s/ JAMES A. BAUMKER
		Name	James A. Baumker
		Title	Chief Financial Officer

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SIGNATURES